EXHIBIT 21.1

SUBSIDIARIES LIST

Entity Name	Jurisdiction of Incorporation or Formation

1262 East 14th Purchaser LLC	New York
17771 Cowan LLC	Delaware
360 Market Place, LLC	Delaware
400 Executive Boulevard Southington, LLC	Delaware
4455 LBJ Freeway LLC	Delaware
7125 West Jefferson LLC	Delaware
723 St. Nicholas Holdings LLC	New York
800 Superior, LLC	Delaware
800 Superior NMTC Investment Fund II LLC	Ohio
AA Gadget Repair Limited	Ireland
AFS Realty Holdings, LLC	Delaware
AFS Realty Member, LLC	Delaware
Agent Alliance Reinsurance Company, Ltd.	Bermuda
AII Insurance Management Limited	Bermuda
AII Investment Holdings Ltd.	Bermuda
AII Reinsurance Broker, Ltd.	Bermuda
AIU Management Services Limited	Ireland
AmCafe LLC	Delaware
AmCom Insurance Services, Inc.	California
AMT Capital Alpha, LLC	Delaware
AMT Capital Holdings, S.A.	Luxembourg
AMT Capital Holdings II S.A	Luxembourg
AMT Capital Holdings III S.A.	Luxembourg
AMT Consumer Services, Inc.	Delaware
AMT do Brasil Holdings Limited	England
AMT Global Realty Holdings LLC	Delaware
AMT Global, LLC	Delaware
AMT Home Protection Company	California
AMT HSC Maryland, Inc.	Maryland
AMT Investments LLC	Delaware
AMT NJ Realty LLC	Delaware
AMT NY Realty Holdings, LLC	New York
AMT Road Services Corp.	Delaware
AMT Warranty Corp.	Delaware
AMT Warranty Corp. of Canada, ULC	Alberta, Canada
AMT Warranty Solutions, Inc.	Delaware
AMTCS Holdings, Inc.	Delaware
AmTrust at Lloyd’s Limited	England
AmTrust Bermuda I Ltd.	Bermuda
AmTrust Bermuda II Ltd.	Bermuda
AmTrust Bermuda III Ltd.	Bermuda
AmTrust Bermuda IV Ltd.	Bermuda

Entity Name	Jurisdiction of Incorporation or Formation
AmTrust Captive Solutions Limited	Luxembourg
AmTrust Cayman Reinsurance Company, Ltd.	The Cayman Islands
AmTrust Claims Management SrL.	Italy
AmTrust Claims Services, Inc.	California
AmTrust Corporate Capital Limited	England
AmTrust Corporate Member Limited	England
AmTrust Corporate Member Two Limited	England
AmTrust E&S Insurance Services, Inc.	Delaware
AmTrust Equity Solutions, Ltd.	Bermuda
AmTrust Europe Legal, Limited	England
AmTrust Europe Limited	England
AmTrust France SAS	France
AmTrust Holding Luxembourg-Europe S.à.r.l.	Luxembourg
AmTrust Holding Sweden Europe AB	Sweden
AmTrust Holdings Luxembourg S.à.r.l.	Luxembourg
AmTrust Insurance Company of Kansas, Inc.	Kansas
AmTrust Insurance Luxembourg S.A.	Luxembourg
AmTrust Insurance Spain, S.L.U.	Spain
AmTrust International Bermuda Ltd.	Bermuda
AmTrust International Insurance, Ltd.	Bermuda
AmTrust International Limited	England
AmTrust International Underwriters Limited	Ireland
AmTrust Ireland Holdings Limited	Ireland
AmTrust Italia S.R.L.	Italy
AmTrust Japan KK	Japan
AmTrust Lloyd’s Corporation	Texas
AmTrust Lloyd's Holdings Limited	The Cayman Islands
AmTrust Management & Consultancy (China) Co., Ltd.	China
AmTrust Management Services Limited	England
AmTrust Mobile Solutions Malaysia Holdings Sdn Bhd	Malaysia
AmTrust Mobile Solutions Malaysia Sdn Bhd	Malaysia
AmTrust Mobile Solutions Singapore PTE. LTD.	Singapore
AmTrust Nordic, AB	Sweden
AmTrust North America, Inc.	Delaware
AmTrust North America of Florida, Inc.	Florida
AmTrust North America of Texas, Inc.	Delaware
AmTrust Re Alpha	Luxembourg
AmTrust Re Aries	Luxembourg
AmTrust Re Epsilon	Luxembourg
AmTrust Re Taurus	Luxembourg
AmTrust Syndicate Holdings Limited	England
AmTrust Syndicate Services Limited	England
AmTrust Title Insurance Company	New York
AmTrust Underwriters, Inc.	Delaware

Entity Name	Jurisdiction of Incorporation or Formation
AmTrust Underwriting Limited	England
AmTrust Ventures I, LLC	Delaware
AMTS Holding Corp.	Delaware
ARI Holdco Inc.	Delaware
Associated Industries Insurance Company, Inc.	Florida
Boca NW65, LLC	Delaware
Builders & Tradesmen’s Insurance Services, Inc.	California
Builders Insurance Services, LLC	Delaware
Canada Warranty Solutions, LLC	Washington
Car Care Pension Trustees Limited	England
Car Care Plan do Brasil Participacoes Limitada	Brazil
Car Care Plan GmbH	Germany
Car Care Plan (Holdings) Limited	England
Car Care Plan Limited	England
Car Care Plan Management Services Limited	England
Caravan Security Storage Limited	England
CLE Investments Limited	United Kingdom
Climate Crop Insurance Agency LLC	California
CNH Industrial Canada Insurance Agency, Ltd.	Alberta, Canada
CNH Industrial Insurance Agency, Inc.	Delaware
Commercial Care Plan Limited	England
Comp Options Insurance Company, Inc.	Florida
Composite Assistance Limited	United Kingdom
Composite Holdings Limited	United Kingdom
Composite Legal Expenses Limited	United Kingdom
Composite Legal Services Limited	United Kingdom
CorePointe Insurance Agency, Inc.	Michigan
CorePointe Insurance Company	Michigan
CPP Direct LLC	Delaware
CPP Florida LLC	Florida
CPP Travel LLC	Delaware
CPP Warranties LLC	Delaware
Developers Surety and Indemnity Company	Iowa
Direct Reinsurance, Ltd.	Turks and Caicos Islands
Dore & Associates Holdings Limited	England
Dore Underwriting Services Limited	England
DSSA Warranty Danypmanlyk Anonim Piriketi	Turkey
East Ninth & Superior, LLC	Delaware
First Nonprofit Companies, Inc.	Illinois
First Nonprofit Insurance Agency, Inc.	Illinois
First Nonprofit Insurance Company	Delaware
FSO2 LLC	Delaware
Gadget Repair Solutions Limited	England
Heritage Indemnity Company	California

Entity Name	Jurisdiction of Incorporation or Formation
Heritage Mechanical Breakdown Corporation	Delaware
I.G.I. Administration Services Limited	England
I.G.I. Intermediaries, Ltd.	England
Indemnity Company of California	California
Insco Insurance Services, Inc.	California
LAE Insurance Services, Inc.	California
Milwaukee Casualty Insurance Co.	Wisconsin
Mobile Repair Solutions Malaysia SDN BHD	Malaysia
Motors Insurance Company Limited	England
National Home Surety Inc.	Delaware
Northcoast Warranty Services, Inc.	Delaware
Oakwood Village Ltd.	England
Oryx Insurance Brokerage, Inc.	New York
OwnerGUARD Agency	California
OwnerGUARD Corporation	California
OwnerGUARD University	California
PBOA, Inc.	Florida
Pedigree Livestock Insurance Limited	England
Primero Seguros, S.A. de C.V.	Mexico
PT AmTrust Mobile Solutions Indonesia Holdings	Indonesia
REAF Holdings LLC	Delaware
RHL Corporate Name No. 1 Limited	England
Right2Claim Limited	England
Risk Services-Arizona, Inc.	Arizona
Risk Services (Bermuda), Ltd.	Bermuda
Risk Services-(Hawaii), Ltd.	Hawaii
Risk Services Intermediaries (Bermuda) Ltd.	Bermuda
Risk Services, LLC	Virginia
Risk Services-Nevada, Inc.	Nevada
Risk Services-Vermont, Inc.	Vermont
Rochdale Insurance Company	New York
Rock Run South, LLC	Delaware
Rocklin Sierra College, LLC	Delaware
RS Acquisition Holdco, LLC	Delaware
Security National Insurance Company	Delaware
Sequoia Indemnity Company	Nevada
Sequoia Insurance Company	California
Shanghai First Response Service Co. Ltd.	China
Signal Acquisition LLC	Delaware
Signal Service Solutions, LLC	Delaware
Springfield Insurance Company	California
Springfield Insurance Company Limited	Bermuda
Technology Insurance Company, Inc.	New Hampshire
Tecprotec Asia Private Limited	India

Entity Name	Jurisdiction of Incorporation or Formation
Tecprotec AVA Sdn Bhd	Malaysia
Tecprotec LLC	Russia
The CPP Insurance Agency LLC	Delaware
The Finest Service Organization LLC	Delaware
Therium Capital Management Limited	England
Therium Finance ICC	Jersey
Therium Group Holdings Limited	Jersey
Tiger Capital, LLC	Delaware
TMI Solutions, LLC	Washington
ToCo Warranty Corp.	Delaware
Unified Grocers Insurance Services	California
Vemeco, Inc.	Connecticut
Vista Surety Insurance Solutions, LLC	California
W Direct Corp.	Delaware
Warrantech Automotive, Inc.	Connecticut
Warrantech Automotive of Canada, Inc.	Ontario, Canada
Warrantech Automotive of Florida, Inc.	Florida
Warrantech Caribbean, LTD.	Grand Cayman Islands
Warrantech Consumer Product Services, Inc.	Connecticut
Warrantech Corporation	Nevada
Warrantech Direct I, L.P.	Texas
Warrantech Direct, Inc.	Texas
Warrantech Home Assurance Company	Florida
Warrantech Home Service Company	Connecticut
Warrantech International de Chile	Chile
Warrantech International, Inc.	Delaware
Warrantech Management Company	Delaware
Warrantech Management Holding Company	Delaware
Warrantech Management Limited Partnership	Texas
Warrantech Peru SRL	Peru
Warranty Solutions Administrative Services, Inc.	Florida
Warranty Solutions Management Corporation	California
WCPS of Florida, Inc.	Florida
Wesco Insurance Company	Delaware
Westlake Insurance Company (Bermuda), Ltd.	Bermuda
Westport Reinsurance Limited	Turks and Caicos Islands
Westside Parkway GA, LLC	Delaware
WHSC Direct, Inc.	Texas
WS Aftermarket Services Corporation	Delaware